Exhibit 10.6
                             CONSULTATION AGREEMENT

This  Consultation  Agreement  is  made  as  of  the 9th day of September, 2002.

BETWEEN:  CHANGZHOU BROADWAY BUSINESS DEVELOPMENT CO. LTD, whose address is
          5th  floor,  Tianan  Industrial  Village,  New  District,  Changzhou,
          Jiangsu,  China;  (  hereinafter  referred  to  as  "  Broadway  "  ),

AND: GLOBAL PROJECTS CONSULTATIONS INC., whose address is Suite 777- 916 West Broadway, Vancouver, B.C. Canada V6P 6C2 ( hereinafter referred to as "Global ")

WHEREAS: Broadway is a real estate development company in Changzhou of Jiangsu province of China. The company wishes to develop an ultra modem town concept consisting of luxury villas and western style apartment hotel complexes. It wishes to use the services of Global to assist it in the conceptual stage, and as when needed later on.

WHEREAS: Global has a team of professionals that specialize in the development of advanced concepts for luxury villas and hotel complexes throughout the world.

WHEREAS: Broadway wishes to engage the services of Global in its high valued projects, and Global wishes to be retained by Global on a consultancy basis for such projects.

Now therefore this Agreement witnesses that in consideration of the premises and mutual covenants and agreements contained the parties hereto agree as follows:

SECTION     1-     OBLIGATIONS  OF  GLOBAL
1.00 Global acting in good faith, has provided numerous hours of professional work and is in the process of producing detailed conceptual drawings and plans for the proposed state of the art development project in Changzhou.

1.02 Giobal will produce a detailed business plan to assist Broadway in its marketing efforts for its state of the art development.

1.03 Global will assist Broadway on an ongoing basis to ensure that the original concepts are being implemented.

SECTION  2  -  OBLIGATIONS  OF  BROADWAY

2.00 Broadway  will continue to use the services of Global on a continual basis.


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2.01 Broadway  will pay Global on a retainer basis the agreed sum of US$250,000;
     such an amount to be paid to Global or its designate, no later than January 31, 2003.

2.02 Broadway  will  do  its  best  to  expedite  the  proposed  project.

SECTION  3.  INDEMNIFICATION

3.00 Both parties, their successors, transferees and assigns, jointly and severally, do hereby forever indemnify, covenant to defend and hold harmless each other, its parent, affiliates, officers, directors, contractors, sub-contractors and successors in interest from any and all claims, losses ( consequential or otherwise ), demands, causes of action, lawsuits, administrative actions, losses and expenses, including reasonable attorney's fees, of any kind, character or nature, arising from or in any way connected, directly or indirectly, with the business of either party.

SECTION  4.  INDEPENDENCE

4.00 Nothing contained herein shall be deemed or construed to create between the parties a partnership or joint venture. Neither party shall have the authority to act on behalf or bind the other party.

SECTION  5.  NOTICES

5.00 Any notice or other communication required or permitted hereunder shall be mads in writing, and shall be deemed to have been given if placed in the mail, registered and certified, postage prepaid, addressed to the other in the front page.

SECTION  6.  CHOICE  LAW  AND  ARBTTRATION

6.00 This Agreement shall be governed in accordance with the laws of the Province of British Columbia ( Canada) and the laws of Canada then in force and effect.

6.01 In the event of any dispute arising between the parties concerning this Agreement or its enforceability, the same shall be settled by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act of British Columbia, or any successor legislation then in force.

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SECTION  7.  AGREEMENT,  MODIFICATION,  WAIVER  AND  HEADINGS

7.00 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

7.01 All exhibits, schedules and documents (ifany) referred to in this Agreement are incorporated herein for all purposes. Moreover, the recitals set forth above are likewise

7.02 The terms and provisions herein shall be binding on and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day, month and year first above written.

CHANGZHOU  BROADWAY  BUSINESS  DEVELOPMENT  CO.  LTD
/s/ Jiaping Jiang
-----------------
Jiaping Jiang

Global Projects Consultations Inc.
/s/ Nico Huang
--------------
Nico Huang

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